EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated November 28, 2017 accompanying the consolidated financial statements included in the Annual Report of J & J Snack Foods Corp. on Form 10-K for the fiscal year ended September 30, 2017 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania

November 28, 2017